EXHIBIT 32.1

Certification by the Chief Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Gene Nelson, hereby certify that, to the best of my knowledge, the Annual Report for the year ended December 31, 2016 on Form 10-K of ALL SOFT GELS INC. for the fiscal year ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ALL SOFT GELS INC.

Date: March 7, 2017	/s/ Gene Nelson
Gene Nelson
Chief Executive Officer

This certification accompanies the Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by ALL SOFT GELS INC. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that ALL SOFT GELS INC. specifically incorporates it by reference.